Exhibit 10.5

GUARANTY OF PAYMENT

THIS GUARANTY is made as of September 7, 2004, by AGENCY RECORDS, INC., a Connecticut corporation, AMERICAN DRIVING RECORDS, INC., a California corporation, BACKGROUND INFORMATION SYSTEMS, INC., a Texas corporation, CIC ENTERPRISES, LLC, an Delaware limited liability company, COREFACTS, LLC, a Virginia limited liability company, EMPLOYEE HEALTH PROGRAMS, INC., a Florida corporation, HIRECHECK, INC., a Florida corporation, INFOCHECK, LTD., a Canadian limited partnership, LANDLORD PROTECT, INC., a New Jersey corporation, MVRS, INC., a Louisiana corporation, OMEGA INSURANCE SERVICES, a Florida corporation, PROUDFOOT REPORTS, INC., a New York corporation, REALEUM, INC., a Delaware corporation, SAFERENT, INC., a Delaware corporation, SECONDA LLC, a California limited liability company, UD REGISTRY, INC., a California corporation and US SEARCH.COM, INC., a Delaware corporation (collectively, the “Guarantors”) in favor of BANK OF AMERICA, N.A. (the “Bank”).

Recitals

First Advantage Corporation, doing business in Florida as First Advantage Holding, Inc. (the “Borrower”) and the Bank are parties to a Loan Agreement (as amended or restated from time to time, the “Loan Agreement”), dated July 31, 2003. The Borrower, pursuant to the Loan Agreement, has executed and delivered a Renewal Promissory Note (as amended, extended or renewed from time to time, the “Note”) of even date herewith in the original principal amount of $20,000,000.00 in favor of the Bank.

The Borrower has also incurred, or may incur, obligations under a Hedge Agreement. For purposes hereof, the term “Hedge Agreement” shall mean each agreement between the Borrower and the Bank, or any affiliate of the Bank, whether now existing or hereafter entered into, that provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest rates, currency valuations or commodity prices.

As an inducement to the Bank to extend, renew, or continue credit to the Borrower, the Guarantors have agreed to guarantee certain Obligations (as defined below) of the Borrower and to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of loans, advances or other credit now or hereafter made or extended by the Bank to the Borrower, and to enable such loans, advances or other credit to be maintained or obtained by the Borrower, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, the Guarantors hereby agree with the Bank as follows:

1. The Guarantors do hereby irrevocably guarantee the payment to the Bank when due, whether by acceleration or otherwise, of all Obligations of the Borrower to the Bank. As used in this Guaranty, the term “Obligations” means: (a) all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof); (b) all amounts payable by the Borrower under any Term Loan (as defined in the Loan Agreement; (c) all amounts now or hereafter due under any Hedge Agreement now or hereafter in effect; and (d) all other amounts now or hereafter payable by the Borrower under any of the Loan Documents (as such term is defined in the Loan Agreement).

2. If any of the Obligations are not paid when due, after the expiration of any applicable cure period, the Guarantors will forthwith pay all such Obligations of the Borrower to the Banle The Guarantors further agree to pay the Bank, upon demand, all reasonable costs and expenses, including attorneys’ and legal assistants’ fees incurred in connection with any trial or appellate proceedings or otherwise, that may be incurred by the Bank in exercising its rights and remedies with respect to payment of the Obligations or its rights and remedies against the Guarantors under this Guaranty.

3. The Guarantors hereby:

(a) Assent to all terms and agreements heretofore or hereafter made by the Borrower with the Bank;

(b) Agree to make all payments hereunder in lawful money of the United States of America in immediately available funds without set-off or counterclaim;

(c) Consent that the Bank may, without further consent from or notice to the Guarantors, and without in any way diminishing the obligation of the Guarantors under this Guaranty:

(i) Exchange, release or surrender to the Borrower or to any guarantor, pledgor, or grantor any collateral, or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for any of the Obligations;

(ii) Accept any new collateral for the Obligations;

(iii) Waive or delay the exercise of any of its rights or remedies against the Borrower or any other person or entity, including, without limitation, any other guarantor;

(iv) Release the Borrower or any other person or entity, including, without limitation, any other guarantor or endorser from any liability;

(v) Renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same;

(vi) Apply payments by the Borrower, the Guarantors, or any other person or entity, to the Obligations or to other indebtedness of any such person or entity in such order as the Bank, in its discretion, deems appropriate;

(vii) Abstain from taking advantage of or realizing upon any security interest or other guarantee; and

(d) Waive all notice of:

(i) The Bank’s acceptance hereof or its intention to act, or its action, in reliance hereon;

(ii) The present existence or future incurring of any of the Obligations or any terms or amounts thereof or any change therein;

(iii) Any default by the Borrower, any endorser, surety, pledgor, grantor of security, or guarantor; and

(iv) The obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the Obligations; and

(e) Waive notice of presentment, demand, notice of demand, presentment for payment, protest, notice of non-payment or dishonor, notice of protest and any other demands and notices required by law in connection with this Guaranty or any instrument evidencing any Obligations, except as such waiver may be expressly prohibited by law, and waive any requirement that suit against them under this Guaranty be brought within any period of time shorter than the general statute of limitations applicable to contracts under seal.

4. The Guarantors hereby waive and agree not to assert or take advantage of:

(a) any defense arising by virtue of:

(i) the lack of authority, death or disability of any other party, or revocation hereof by any other party;

(ii) the failure of the Bank to file or enforce a claim of any kind; or

(iii) the failure of the Bank to record any document or perfect any lien;

(b) notice of the existence, creation or incurring of any new or additional indebtedness, or obligation or any action or non-action on the part of the Borrower, the Bank, any endorser, any guarantor under this or any other instrument, any creditor of the

Borrower, or any other person whomsoever, in connection with any obligation or evidence of indebtedness held by the Bank as collateral or in connection with any indebtedness or any obligation hereby guaranteed;

(c) any defense based upon an election of remedies by the Bank, including without limitation, an election to proceed by non-judicial rather than judicial foreclosure (if the right to proceed by non-judicial foreclosure is available to the Bank); and

(d) any duty on the part of the Bank to disclose to the Guarantors any facts which the Bank may now or hereafter know about the Borrower or any security for the Obligations, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume or has reason to believe that such facts are unknown to the Guarantors or has a reasonable opportunity to communicate such facts to the Guarantors, it being understood and agreed that the Guarantors are fully responsible for being and keeping informed of the financial condition of the Borrower and the status of any security for the Obligations and of all circumstances bearing on the risk of non-payment of all Obligations hereby guaranteed.

5. The Guarantors hereby waive any right or claim of right to cause a marshaling of any of the Borrower’s assets or the assets of any other party now or hereinafter held as security for any Obligations.

6. The Bank’s rights hereunder shall not be impaired or stayed as a result of any dissolution of the Borrower or any bankruptcy or insolvency proceedings involving the Borrower (including, without limitation, any discharge of the Borrower or its debts in any such proceedings). The Obligations shall include, without limitation, any amounts advanced to or for the benefit of the Borrower or any successor thereto from and after the occurrence or commencement of any such dissolution or proceedings. If any such bankruptcy or insolvency proceedings are commenced by or against the Borrower, the full amount of all Obligations then outstanding shall become immediately due and payable by the Guarantors (whether or not the Borrower then owes the Obligations on an accelerated basis).

7. The liability of the Guarantors under this Guaranty is absolute, irrevocable, unconditional, unlimited and continuing, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by the Bank, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. Failure to sign this or any other guarantee by any other person shall not discharge the liability of any signer. No delay in making demand on the Guarantors for satisfaction of their liability hereunder shall prejudice the Bank’s right to enforce such satisfaction. All of the Bank’s rights and remedies shall be cumulative and any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

8. This Guaranty shall be a continuing one. This Guaranty shall continue in effect until the last to occur of: (a) the payment of all Obligations, including any renewals, extensions or modifications thereof, in full if such payments of the Obligations have become final and are not subject to being refunded as a preference or fraudulent transfer under the Bankruptcy Code or other applicable law; and (b) the termination of all loan agreements, loan documents and loan commitments between the Borrower and the Bank.

9. This Guaranty is fully enforceable regardless of any defenses which the Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury.

10. The Guarantors agree that, if at any time all or any part of any payment previously applied by the Bank to any of the Obligations must be returned by the Bank for any reason, whether by court order, administrative order, or settlement, the Guarantors shall be liable for the full amount returned as if such amount had never been received by the Bank, notwithstanding any termination of this Guaranty or the cancellation of any note or other agreement evidencing any of the Obligations.

11. The Bank shall have the right to proceed against the Guarantors without first proceeding against the Borrower or any property securing payment of any Obligations, or any of the Loan Documents, or any other guarantor or endorser of the Obligations.

12. The Guarantors hereby waive and agree not to assert any right to which any of them may be or become entitled, whether by subrogation, contribution, indemnity, reimbursement or otherwise, against the Borrower, any other guarantor or any of their respective properties, by reason of the performance by any Guarantor of obligations under this Guaranty, under any pledge or security agreement or otherwise. Each Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Guarantor to all indebtedness owed by the Borrower to the Bank and agrees with the Bank that the Guarantor shall not: (a) demand or accept any payment of principal, interest or other indebtedness from the Borrower until the Obligations have been satisfied in full; or (b) claim any offset or other reduction of the Guarantor’s obligations hereunder because of such indebtedness. If any Guarantor receives any such payment, the Guarantor shall hold such payment in trust for the benefit of the Bank and shall surrender such payments to the Bank upon demand. The Guarantors shall not take any action to obtain any of the collateral described in the Loan Documents.

13. To secure the prompt payment and performance of the Obligations, each Guarantor grants to the Bank a continuing first lien security interest in all property of each Guarantor now or at any time hereafter in the possession of the Bank and all proceeds of all such property. Each Guarantor agrees that the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Florida with respect to such property, including, without limitation the right to sell or otherwise dispose of any or all of such property. The Bank may, without further notice to anyone, apply or set off any balances, credits, deposits, accounts, monies or other indebtedness at any time created by or due from the Bank to any Guarantor against the amounts due hereunder. Any notification of intended disposition of any property required by law shall be deemed reasonable and properly given if given at least five (5) calendar days before such disposition.

14. Each Guarantor represents and warrants to the Bank that:

(a) The Guarantor: (i) is duly organized, validly existing and in good standing under the laws of the state or country of its formation and in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary; (ii) has the requisite power and authority to own its properties and to carry on its business as now being conducted; (iii) is qualified to do business in the state of its formation and in any other state where the nature of its business requires it to so qualify; (iv) is in compliance with all laws, orders, regulations, authorizations and similar matters (collectively the “Governmental Requirements”) of all governmental authorities, whether federal, state, county, or municipal (collectively the “Governmental Authority”); (v) has not amended or modified its organizational documents except as previously disclosed in writing to the Bank prior to the execution hereof.

(b) The execution, delivery and performance by the Guarantor of this Guaranty: (i) is within the powers and purposes of the Guarantor; (ii) has been duly authorized by all requisite action of the Guarantor; (iii) does not require the approval of any Governmental Authority; and (iv) will not violate any Governmental Requirement, the organizational documents of the Guarantor or any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or the lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Guaranty.

(c) This Guaranty when executed and delivered by the Guarantor will constitute the legal, valid and binding obligation of the Guarantor enforceable in accordance with the terms hereof.

(d) There are no judgments outstanding against the Guarantor and there is no action, suit, proceeding, or investigation now pending (or to the best of the Guarantor’s knowledge after diligent inquiry threatened) against, involving or affecting the Guarantor or any of its properties or any part thereof, at law, in equity or before any Governmental Authority that if adversely determined as to the Guarantor, would result in a material adverse change in the business or financial condition of the Guarantor, or the Guarantor’s operation and ownership of any of its properties, nor is there any basis for such action, suit, proceeding, or investigation.

(e) The Guarantor will furnish to the Bank such financial statements and tax returns pertaining to the Guarantor as may be required in the Loan Agreement, if any.

(f) All balance sheets, statements of profit and loss and other financial data that have been and will be given to the Bank with respect to the Guarantor: (i) are and will be complete and correct in all material respects; (ii) do and will accurately present the financial condition of the Guarantor as of the dates, and the results of its operations, for the periods for which the same have been and will be furnished; and (iii) have been and will be prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered and to be covered thereby. All balance sheets disclose and will disclose all known liabilities, direct and contingent, as of their respective dates. There has been no change in the condition of the Guarantor, financial or otherwise, since the date of the most recent financial statements given to the Bank with respect to the Guarantor other than changes in the ordinary course of business, none of which changes has been materially adverse.

(g) The Guarantor is not insolvent and will not be rendered insolvent by the execution, delivery, payment and performance of this Guaranty.

(h) Until the Obligations have been paid and performed in full and the Guarantor shall have performed all of its obligations hereunder, the Guarantor shall not, directly or indirectly, sell, convey, or transfer or permit to be sold, conveyed, or transferred any of its assets to any party or entity to which the Guarantor is related or in which the Guarantor has an interest except on arm’s-length terms for fair value in the ordinary course of business.

15. The Guarantors acknowledge that the Bank has relied upon the Guarantors’ representations, has made no independent investigation of the truth thereof and is not charged with any knowledge contrary thereto that may have been received by any officer, director, employee, or shareholder of the Bank. The Guarantors further acknowledge that they have not been induced to execute and deliver this Guaranty as a result of, and are not relying upon, any representations, warranties, agreements, or conditions, whether express or implied, written or oral, by the Bank or by any officer, director, employee, or shareholder of the Bank.

16. Notwithstanding anything to the contrary contained in this Guaranty or in the Note or the Loan Documents, the parties intend that any interest for which the Guarantors are obligated hereunder shall not exceed the maximum amount of interest permitted to be enforced against the Guarantors under the applicable laws relating to usury.

17. The Guarantors agree that this Guaranty shall be governed by the substantive law of the State of Florida, without regard to principles of conflicts of laws.

18. Without in any way limiting the foregoing, the Guarantors hereby waive any other act or omission of the Bank which may change the scope of the Guarantors’ risk.

19. Any notice, consent or waiver required or permitted by this Guaranty shall be in writing and shall be deemed delivered if delivered in person or if mailed, on the earlier of the date actually received or the third business day after being sent by first class mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

If to the Bank:

Bank of America, N.A.

9000 Southside Blvd.

Building 100

Jacksonville, Florida 32256 Attention:

Commercial Credit Services

If to the Guarantors:

c/o First Advantage Corporation

805 Executive Center Drive, Suite 300

St. Petersburg, Florida 33702

20. This Guaranty shall inure to the benefit of the Bank, its successors and assigns, and to any person to whom the Bank may grant an interest in any of the Obligations, and shall be binding upon the Guarantors and their respective successors and assigns. This Guaranty shall not be modified except by instrument in writing signed by the Guarantors and the Bank. No waiver by the Bank of any term hereof shall be valid unless the Bank has executed a written waiver of such term. All Guarantors shall be jointly and severally liable for all obligations hereunder, and all representations, warranties, consents, agreements and covenants of the Guarantors shall be deemed jointly and severally made.

21. This Guaranty is intended to take effect as a document under seal.

22. Each Guarantor, and the Bank by its acceptance hereof, agree to the following arbitration provisions:

(a) These arbitration provisions govern the resolution of any controversies or claims between the Guarantors and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims (collectively, a “Claim”) that arise out of or relate to: (i) this Guaranty (including any renewals, restatements, extensions or modifications hereof); or (ii) any document related to this Guaranty.

(b) At the request of any Guarantor or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the “Act”). The Act will apply even though this Guaranty provides that it is governed by the law of a specified state. Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS or any successor thereof (“ JAMS “), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. The arbitration shall be administered by JAMS and conducted in Hillsborough County, Florida. All Claims shall be determined by one arbitrator. However, if Claims exceed $1,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator or arbitrators, as the case may be, shall be issued within 30 days of the close of the hearing. However, the arbitrator or arbitrators, as the case may be, upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator or arbitrators, as the case may be, shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(c) The arbitrator( s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator( s). The arbitrator( s) shall have the power to award legal fees pursuant to the terms of this Guaranty.

(d) These arbitration provisions do not limit the right of the Guarantors or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(e) By agreeing to binding arbitration, each of the Guarantors and the Bank irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for each Guarantor’s executing, and the Bank’s accepting, this Guaranty. No provision in this Guaranty or in any document related hereto regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions of this Guaranty or in any such other document for arbitration of any controversy or claim.

23. NOTICE OF FINAL AGREEMENT. THIS WRITTEN GUARANTY REPRESENTS THE FINAL AGREEMENT BY THE GUARANTORS IN FAVOR OF THE BANK AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENTIAL ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Guarantors, intending to be legally bound hereby, have duly executed this Guaranty of Payment on or as of the date and year first written above.

AGENCY RECORDS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

AMERICAN DRIVING RECORDS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

BACKGROUND INFORMATION SYSTEMS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

CIC ENTERPRISES, LLC

By:	/s/ John C. Lamson
Its:	Vice President

COREFACTS, LLC

By:	/s/ John C. Lamson
Its:	Vice President

EMPLOYEE HEALTH PROGRAMS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

HIRECHECK, INC.

By:	/s/ John C. Lamson
Its:	Vice President

INFOCHECK, LTD.

By:	/s/ John C. Lamson
Its:	Vice President

LANDLORD PROTECT, INC.

By:	/s/ John C. Lamson
Its:	Vice President

MVRS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

OMEGA INSURANCE SERVICES, INC.

By:	/s/ Richard J. Taffet
Its:	President

PROUDFOOT REPORTS, INC.

By:	/s/ John C. Lamson
Its:	Vice President

REALEUM, INC.

By:	/s/ John C. Lamson
Its:	Vice President

SAFERENT, INC.

By:	/s/ John C. Lamson
Its:	Vice President

SECONDA, LLC

By:	/s/ John C. Lamson
Its:	Vice President

UD REGISTRY, INC.

By:	/s/ John C. Lamson
Its:	Vice President

US SEARCH.COM, INC.

By:	/s/ John C. Lamson
Its:	Vice President